EXHIBIT 23.1


                         CONSENT OF INDEPENDENT AUDITORS

We consent to the reference to our firm under the caption "Experts" in the Registration Statement (Form S-3) and related Prospectus of Arotech Corporation for the registration of $20,000,000 in shares of its Common Stock and Common Stock Purchase Warrants and to the incorporation by reference therein of our report dated February 27, 2003 with respect to the consolidated financial statements of Arotech Corporation (formerly known as Electric Fuel Corporation) included in its Annual Report (Form 10-K/A), as amended, for the year ended December 31, 2002, filed with the Securities and Exchange Commission.


                                                /s/ Kost Forer and Gabbay
                                            ------------------------------------
                                                     Kost Forer & Gabbay
                                              A Member of Ernst & Young Global


Tel-Aviv, Israel
November 25, 2003